SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

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☐	Preliminary Proxy Statement

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☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Broadcom Corporation

(Name of Registrant as Specified In Its Charter)

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BROADCOM CORPORATION
5300 California Avenue
Irvine, California 92617-3038

Supplement to Our 2007 Annual Report to Shareholders

Information in the enclosed 2007 Annual Report to Shareholders is current as of March 7, 2008. Subsequent to printing of the Annual Report, the following actions occurred:

•	The date of Broadcom’s 2008 Annual Meeting of Shareholders was changed to Thursday, June 19, 2008.

•	Our Audit Committee approved the engagement of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2008. The appointment of KPMG LLP has been submitted for ratification by the shareholders at the Annual Meeting.

•	Scott A. Bibaud was elected Senior Vice President & General Manager, Mobile Platforms Group, effective April 22, 2008.

•	Maureen E. Girkins and Werner F. Wolfen notified the company of their intention not to stand for re-election as directors at the Annual Meeting. On May 1, 2008 our Board of Directors nominated Eddy W. Hartenstein for election as an independent director at the Annual Meeting.

For further information on these matters, please see the enclosed Notice of 2008 Annual Meeting of Shareholders & Proxy Statement. The foregoing information supplements and supersedes the relevant information contained in the Annual Report.